UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2009 (June 3, 2009)

Date of Report (Date of earliest event reported)

QC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Kansas	000-50840	48-1209939
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

9401 Indian Creek Parkway, Suite 1500

Overland Park, Kansas 66210

(Address of principal executive offices)

(913) 234-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events.

On June 3, 2009, the Board of Directors of QC Holdings, Inc. extended the Company’s previously-established common stock repurchase program for two more years, through June 30, 2011. The program would have otherwise expired on June 30, 2009. The Board of Directors has previously authorized the Company to repurchase up to $60 million of its common stock in the open market and through private purchases. As of March 31, 2009, the Company has repurchased 4.6 million shares at a total cost of approximately $51.1 million, which leaves approximately $8.9 million that may yet be purchased under the current program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QC HOLDINGS, INC.

Date: June 10, 2009

	By:	/s/ Douglas E. Nickerson
	Name:	Douglas E. Nickerson
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)